EXHIBIT 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: February 10, 2016

THIRD ROCK VENTURES II, L.P.

By:	THIRD ROCK VENTURES GP II, L.P.,
General Partner

By:	TRV GP II, LLC,
General Partner

By:	/s/ Kevin Gillis
Kevin Gillis
Chief Financial Officer

THIRD ROCK VENTURES GP II, L.P.

By:	TRV GP II, LLC,
General Partner

By:	/s/ Kevin Gillis
Kevin Gillis
Chief Financial Officer

TRV GP II, LLC

By:	/s/ Kevin Gillis
Kevin Gillis
Chief Financial Officer

THIRD ROCK VENTURES III, L.P.

By:	THIRD ROCK VENTURES GP III, L.P.,
General Partner

By:	TRV GP III, LLC,
General Partner

By:	/s/ Kevin Gillis
Kevin Gillis
Chief Financial Officer

THIRD ROCK VENTURES GP III, L.P.

By:	TRV GP III, LLC,
General Partner

By:	/s/ Kevin Gillis
Kevin Gillis
Chief Financial Officer

TRV GP III, LLC

By:	/s/ Kevin Gillis
Kevin Gillis
Chief Financial Officer

MARK LEVIN

/s/ Kevin Gillis, As attorney-in-fact
Mark Levin

KEVIN P. STARR

/s/ Kevin Gillis, As attorney-in-fact
Kevin P. Starr

ROBERT I. TEPPER

/s/ Kevin Gillis, As attorney-in-fact
Robert I. Tepper